SIXTH AMENDMENT TO LEASE AGREEMENT
     THIS SIXTH AMENDMENT TO LEASE AGREEMENT (the “Sixth Amendment”) is made January 18, 2008, nunc pro tunc September 30, 2007, by and between SPIRIT MASTER FUNDING, LLC, a Delaware limited liability company, as successor-in-interest to Spirit Finance Acquisitions, LLC, a Delaware limited liability company (“Lessor”), and SIGNIFICANT EDUCATION, INC., a Delaware corporation, as successor-in-interest to Significant Education, LLC, a Delaware limited liability company (“Lessee”)
Recitals
     WHEREAS, Lessor and Lessee entered into that certain Lease Agreement dated as of June 28, 2004, as amended pursuant to that certain Amendment to Lease Agreement dated effective as of September 24, 2004, as further amended pursuant to that certain Second Amendment to Lease Agreement dated effective as of August 23, 2005, as further amended pursuant to that certain. Third Amendment to Lease Agreement dated effective as of June 15, 2006, as further amended pursuant to that certain Fourth Amendment to Lease Agreement dated effective as of August 9, 2006, and as further amended pursuant to that certain Fifth Amendment to Lease dated August 20, 2007, nunc pro tunc December 31, 2006 (collectively, the “Lease”), with respect to the real property and improvements as described in the Lease. Terms not defined in this Sixth Amendment shall have the meanings ascribed to them in the Lease.
     WHEREAS, pursuant to Section 44.D of the Lease, Lessor agreed to provide Additional Funds for the Additional Tenant Improvements.
     WHEREAS, Lessee has requested, among other things, that Lessor disburse a portion of the Additional Funds and extend the Final Disbursement Date up to and including September 30, 2008, as further provided herein.
     NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:
1 Additional Tenant Improvements. Section 44.D of the Lease shall be deemed amended as follows:
(a) Lessor and Lessee acknowledge and agree that Additional Funds in the amount of Three Million Five Hundred Eighty-Nine Thousand One Hundred Eighty-One and 02/100 Dollars ($3,589,181.02) have been disbursed by Lessor to Lessee for Additional Tenant Improvements.
(b) Lessor shall disburse the remaining Additional Funds in the amount of Two Million Two Hundred Ten Thousand Eight Hundred Eighteen and 98/100 Dollars.

($2,210,818 98) in accordance with, and upon Lessee’s satisfaction of, Lessor’s standard disbursement procedures (including without limitation, Lessee’s completion, execution and delivery of the related Draw Request, and Lessee’s delivery of supporting invoices, lien waivers and any other documents reasonably requested by Lessor in connection with such disbursement), in up to three (3) separate installments as follows: (i) the amount of Nine Hundred Sixty-Six Thousand One Hundred Thirty-Five and 26/100 ($966,135.26), representing amounts incurred and paid by Lessee for Additional Tenant Improvements; and (ii) amounts incurred and paid by Lessee for Additional Improvements related to the “New Swimming Pool” project and the “Bright Angel Remodeling” project, each as described on Exhibit E to the Lease; provided, however, that prior to the final disbursement of Additional Funds, Lessee shall have provided to Lessor, at Lessee’s sole cost and expense, a current site inspection and valuation of the Property, separate stating values for the Property and the improvements located thereon, from a party selected by Lessor, in form and substance acceptable to Lessor and confirming a concluded value equal to or greater than the sum of (A) Lessor’s Total Investment, and (B) all Additional Funds disbursed and to be disbursed as the final disbursement.
(c) The Final Disbursement Date shall be up to and including September 30, 2008.
2 Ratification. Except as expressly stated herein, the Lease (including without limitation, Section 44.D thereof) shall remain in full force and effect If there is any conflict between the Lease (including without limitation, Section 44.D thereof) and the terms of this Sixth Amendment, the terms of this Sixth Amendment shall control.
[Remainder of page intentionally left blank, signature page(s) to follow]

Lessor and Lessee have executed this Sixth Amendment as of the date set forth above.

LESSOR: SPIRIT MASTER FUNDING, LLC
By:	/s/ Michael T. Bennett
	Printed Name:	Michael T. Bennett
	Title:	Senior Vice President

LESSEE: SIGNIFICANT EDUCATION, INC.
By:	/s/ Timothy R. Fischer
	Printed Name:	Timothy R. Fischer
	Title:	Chief Financial Officer

3